SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



                              October 16, 2001
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                     (Date of earliest event reported)


                         Commonwealth Bancorp, Inc.
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          (Exact name of registrant as specified in its charter)


       Pennsylvania                   0-27942                   23-2828883
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation)                                           Identification No.)



2 West Lafayette Street, Norristown, Pennsylvania                     19401
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(Address of principal executive offices)                          (Zip Code)


                                  (610) 251-1600
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               (Registrant's telephone number, including area code)


                                  Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)







Item 5.  Other Events

    On October 16, 2001, Commonwealth Bancorp, Inc. reported net income of $4.1 million, or a record $0.39 per common share on a diluted basis, for the third quarter of 2001, compared to net income of $4.0 million, or $0.37 per common share on a diluted basis, for the third quarter of 2000. For the nine months ended September 30, 2001, net income was $9.6 million, or $0.89 per common share on a diluted basis, compared to net income of $11.2 million, or $1.02 per common share on a diluted basis, for the nine months ended September 30, 2000. For additional information, reference is made to the Press
Release, dated October 16, 2001, which is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (a)  Financial Statements.

         Not Applicable.

    (b)  Pro Forma Financial Information.

         Not Applicable.

    (c)  Exhibits:

         99        Press Release dated October 16, 2001















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                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  COMMONWEALTH BANCORP, INC.


Date: October 17,  2001           By:  /s/Charles M. Johnston
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                                       Charles M. Johnston
                                       Chief Financial Officer























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